UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest

event reported) June 22, 2020

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 22, 2020, Patrick J. Rusnak notified PacWest Bancorp (the “Company”) of his resignation as the Company’s Chief Financial Officer in order to pursue other interests. Mr. Rusnak’s resignation will be effective January 1, 2021.

Appointment of Chief Financial Officer

On June 22, 2020, the Board of Directors (the “Board”) appointed Bart R. Olson as the Company’s Chief Financial Officer, effective January 1, 2021. Mr. Olson, 52, joined the Company in February 2017 as Executive Vice President and Chief Accounting Officer. He also serves as Executive Vice President and Chief Accounting Officer of Pacific Western Bank. Prior to joining the Company, Mr. Olson served as a Managing Director at Credit Suisse Group where he was the Global Head of Liquidity Measurement and Reporting from March 2014 to February 2017 and served as the Deputy Controller Americas Region from May 2013 to March 2014. Mr. Olson spent twenty three years in public accounting, including fifteen years with KPMG LLP from 1998 to 2013, nine of which were as an audit partner. Mr. Olson is a licensed Certified Public Accountant in California.

There is no family relationship between Mr. Olson and any other director or executive officer of the Company. Mr. Olson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Accounting Officer

On June 22, 2020, the Board appointed Monica L. Sparks as the Company’s Chief Accounting Officer. Ms. Sparks’ employment with the Company will commence August 24, 2020, and her appointment as the Principal Accounting Officer will be effective March 1, 2021. Ms. Sparks, 40, previously served as Senior Vice President and Chief Accounting Officer of American Business Bank from 2018 to 2020. Ms. Sparks also served as Senior Vice President and Chief Accounting Officer of Hope Bancorp from 2017 to 2018 and Senior Vice President and Controller of CU Bancorp from 2014 to 2017. Ms. Sparks has also held various senior accounting roles with KPMG between 2001 and 2014. Ms. Sparks has a B.A. degree in Business Economics from UCLA and is a licensed Certified Public Accountant in California.

Pursuant to the Company’s offer letter with Ms. Sparks, Ms. Sparks will receive a base salary of $250,000.00 annually and is eligible to receive a discretionary target bonus up to 100% of her base salary in accordance with the Company’s compensation cycle and subject to her being an employee on the payment date. Ms. Sparks will also receive restricted stock valued at $150,000.00, which will vest ratably over a four-year period and is subject to the terms of the PacWest Bancorp 2017 Stock Incentive Plan. Ms. Sparks will also participate in the Company’s long term incentive program and is eligible for restricted stock grants valued at one times her base salary, as well as other compensation programs and benefit plans provided to other executives of the Company, as described in the Company’s Proxy statement for its 2020 Annual Meeting of Stockholders filed with the Commission on March 27, 2020.

There is no family relationship between Ms. Sparks and any other director or executive officer of the Company. Ms. Sparks has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: June 24, 2020	By:	/s/ Kori L. Ogrosky
	Name:	Kori L. Ogrosky
	Title:	Executive Vice President, General Counsel
and Corporate Secretary